SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  7/31/2006
File number 811-5686
Series No.: 9

72DD.         1.   Total income dividends for which record date passed during the period. (000's Omitted)
                   Class A                                        $  3,505
              2.   Dividends for a second class of open-end company shares
                   (000's Omitted)
                   Class B                                        $  1,390
                   Class C                                        $    320
                   Class R                                        $     19
                   Institutional Class                            $  6,025

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              1.   Dividends from net investment income
                   Class A                                         000.4343
              2. Dividends for a second class of open-end company shares (form nnn.nnnn)
                   Class B                                         000.3565
                   Class C                                         000.3565
                   Class R                                         000.4079
                   Institutional Class                             000.4634

74U.          1.  Number of shares outstanding (000's Omitted)
                  Class A                                             9,062
              2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                  Class B                                             3,603
                  Class C                                               962
                  Class R                                                68
                  Institutional Class                                16,857

74V.          1.  Net asset value per share (to nearest cent)
                  Class A                                         $   10.20
              2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                 Class B                                          $   10.20
                 Class C                                          $   10.20
                 Class R                                          $   10.19
                 Institutional Class                              $   10.20